Exhibit 10.17

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (this “Agreement”) is dated as of [                    ], 2006, by and between MERUELO MADDUX PROPERTIES, INC., a Delaware corporation (the “Company”), and [RICHARD MERUELO/JOHN CHARLES MADDUX] (“Contributor”).

RECITALS

A. The Company, entities affiliated with Contributor and other parties have entered into a Contribution Agreement dated as of September 19, 2006 (the “Contribution Agreement”), pursuant to which the Company will acquire the ownership of certain commercial and residential properties and land in the State of California from entities in which the Contributor has an ownership interest.

B. The Company and Contributor agree that, in connection with the closing of the transactions contemplated by the Contribution Agreement, Contributor will not engage in competition with the Company pursuant to the extent precluded herein.

C. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Contribution Agreement. All references in this Agreement to sections shall refer to the corresponding sections of this Agreement. These recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Noncompetition; Nonsolicitation.

(a) During the period from the date of this Agreement through the later of (i) the third anniversary of such date and (ii) the first anniversary of the termination of Contributor’s employment under that certain Executive Employment Agreement of even date herewith between the Company and Contributor, as the same may be renewed from time to time (the “Employment Agreement”), Contributor will not engage in Competitive Activities (as defined below).

(b) The term “Competitive Activities” for purposes of this Agreement shall mean the taking of any of the following actions by Contributor: (i) Contributor’s direct or indirect participation (for his own account or jointly with others) in the management of, or as an employee, board member, partner, manager, member, joint venturer, representative or other agent of, or advisor or consultant to, any other business operation if such operation is then engaged in the Company Business (a “Competitive Operation”); (ii) Contributor’s investment in, or ownership of, the capital stock or other equity interests in any business entity that is a Competitive Operation, other than the investment in, or ownership of, up to five percent (5%) of the capital stock of any business entity whose securities are traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934; or (iii) Contributor’s lending of funds for the purpose of establishing or operating any Competitive Operation, or otherwise giving advice to any Competitive Operation, or lending or allowing his name or reputation to be used by any Competitive Operation or otherwise allowing his skill, knowledge or experience to be so used. “Company Business” means the acquisition, development, redevelopment, ownership, operation or financing of commercial or residential properties located in the State of California, other than the acquisition, development, redevelopment, ownership, operation or financing of properties referenced in Exhibit A attached hereto.

(c) During the period from the date of this Agreement through the later of (i) the third anniversary of such date and (ii) the first anniversary of the termination of Contributor’s employment under the Employment Agreement, Contributor will not, directly or indirectly, solicit the employment of or employ any person who is then or has been within three months prior to the time of such action, an employee of the Company or any of its affiliates.

(d) During the period from the date of this Agreement through the later of (i) the third anniversary of such date and (ii) the first anniversary of the termination of Contributor’s employment under the Employment Agreement, Contributor agrees that upon the earlier of Contributor’s (x) negotiating with any person or entity concerning the possible employment of Contributor by such person or entity engaged in the Company Business, (y) receiving an offer of employment from any person or entity engaged in the Company Business, or (z) becoming employed by any person or entity engaged in the Company Business, Contributor will (A) immediately provide notice to the Company of such circumstances and (B) provide copies of this Agreement to such person or entity. Contributor further agrees that the Company may provide notice to any such person or entity of Contributor’s obligations under this Agreement.

2. Specific Performance. Contributor acknowledges that in the event of breach or threatened breach by Contributor of the terms of Section 1, the Company and its affiliates could suffer significant and irreparable harm that could not be satisfactorily compensated in monetary terms, and that the remedies at law available to the Company or its affiliates would otherwise be inadequate and the Company shall be entitled, in addition to any other remedies to which it may be entitled to under law or in equity, to specific performance of this Agreement by Contributor including the immediate ex parte issuance, without bond, of a temporary restraining order enjoining Contributor from any violation or threatened violation of Section 1 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. Contributor hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising any such remedies, and Contributor hereby waives any such requirement or condition.

3. Reasonableness of Covenants. Contributor agrees that all of the covenants contained in this Agreement are reasonably necessary to protect the legitimate interests of the Company and its affiliates, are reasonable with respect to time and territory and that he has read and understands the descriptions of the covenants so as to be informed as to their meaning and scope.

4. Termination. Notwithstanding any other provision herein to the contrary, this Agreement shall terminate and be null and void in the event that the Company terminates Contributor’s employment under the Employment Agreement without “Cause” (as defined therein) or in the event that Contributor terminates his employment thereunder for “Good Reason” (as defined therein).

5. Attorneys’ Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs.

6. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof or as a waiver of any other provision of this Agreement. The remedies set forth herein are nonexclusive and are in addition to any other remedies that the Company or its affiliates may have at law or in equity.

7. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Notwithstanding the foregoing, if any provision of this Agreement should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.

8. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof. The parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the exclusive jurisdiction of, the federal and state courts of the State of California.

9. Entire Agreement. This Agreement, together with the Contribution Agreement and the Employment Agreement, contain the entire agreement and understanding between the Company and Contributor with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein or therein contained shall be of any force or effect.

10. Assignment. This Agreement may not be assigned by Contributor, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor.

11. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Contributor: at Contributor’s most recent address on the records of the Company,

If to the Company:

Meruelo Maddux Properties, Inc.

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. Amendments. No amendment or modification to this Agreement shall be valid unless in writing signed by Contributor and an officer of the Company.

14. Contributor’s Acknowledgment. Contributor acknowledges that (a) he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“CONTRIBUTOR”	“COMPANY” MERUELO MADDUX PROPERTIES, INC., a Delaware corporation

By:
Name: [Richard Meruelo/John Charles Maddux]		Name: Title: